Exhibit 99.1

Seres Therapeutics Announces David Arkowitz to Join as Executive Vice President, Chief Financial Officer and Head of Business Development

May 20, 2021 8:00 AM Eastern Standard Time

CAMBRIDGE, Mass.— Seres Therapeutics, Inc. (Nasdaq: MCRB) announced today that David Arkowitz will join as Executive Vice President, Chief Financial Officer (CFO) and Head of Business Development, effective June 1, 2021. Mr. Arkowitz will report directly to Eric Shaff, President and Chief Executive Officer of Seres.

“I am excited to welcome David to the Seres leadership team. He is a key addition as we continue to lead the development of a potentially new class of transformative treatments across multiple diseases,” said Mr. Shaff. “His track record in leading finance functions and operations, combined with his impressive business development and commercial experience, will strongly support our growth.”

“I have been impressed by the robust scientific platform, technology and manufacturing capabilities that the team at Seres has built to address serious diseases for patients who often have limited treatment options,” said Mr. Arkowitz. “It is an exciting time in microbiome therapeutics and a pivotal period for Seres. The SER-109 program is approaching a BLA submission, and several other investigational candidates, with potential to transform how certain serious diseases are treated, continue to progress.”

Mr. Arkowitz brings to Seres more than 30 years of finance, operations, business development and commercial leadership experience in the life sciences and biotech industries. He joins Seres from Flexion Therapeutics, Inc., where he served as CFO, a position he held for the past three years. Prior to Flexion, Mr. Arkowitz served as Chief Operating Officer and CFO at Visterra, Inc., a biotech company that was acquired by Otsuka Pharmaceutical Co. He also previously served as CFO at Mascoma Corporation, AMAG Pharmaceuticals Inc. and Idenix Pharmaceuticals Inc., and held additional leadership positions within each company. Preceding his tenure at Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. operations, Controller of the global research and development division, and CFO of the Canadian subsidiary.

Mr. Arkowitz earned a B.A. in mathematics from Brandeis University and a M.B.A. in finance from Columbia University Business School.

About Seres Therapeutics

Seres Therapeutics, Inc., (Nasdaq: MCRB) is a leading microbiome therapeutics company developing a novel class of multifunctional bacterial consortia that are designed to functionally interact with host cells and tissues to treat disease. Seres’ SER-109 program achieved the first-ever positive pivotal clinical results for a targeted microbiome drug candidate and has obtained Breakthrough Therapy and Orphan Drug designations from the FDA. The SER-109 program is being advanced for the treatment of recurrent C. difficile infection and has potential to become a first-in-class FDA-approved microbiome therapeutic. Seres’ SER-287 program has obtained Fast Track and Orphan Drug designations from the FDA and is being evaluated in a Phase 2b study in patients with active mild-to-moderate ulcerative colitis. Seres is evaluating SER-301 in a Phase 1b study in patients with ulcerative colitis, and plans to initiate a clinical program with SER-155 to prevent mortality due to gastrointestinal infections, bacteremia and graft versus host disease. For more information, please visit www.serestherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including Mr. Arkowitz’s employment and appointment and the anticipated impact thereof, the potential of microbiome therapeutics to treat and prevent disease, the potential approval of any of our products, and other statements which are not historical fact.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: we have incurred significant losses, are not currently profitable and may never become profitable; our need for additional funding; our limited operating history; the impact of the COVID-19 pandemic; our unproven approach to therapeutic intervention; the lengthy, expensive and uncertain process of clinical drug development; our reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates and develop and commercialize our product candidates, if approved; our ability to retain key personnel and to manage our growth; and our management and principal stockholders have the ability to control or significantly influence our business. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on May 4, 2021, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts

PR Contact

Kristin Ainsworth

kainsworth@serestherapeutics.com

IR Contact

Carlo Tanzi, Ph.D.

ctanzi@serestherapeutics.com